UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2013

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard

Suite 800

Fort Lauderdale, Florida 33301

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (954) 940-4900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 30, 2013, Renin Holdings LLC, a newly formed joint venture entity beneficially owned 81% by BBX Capital Corporation (“BBX Capital”) and 19% by BFC Financial Corporation (“BFC”), through newly formed acquisition subsidiaries  (Renin Holdings LLC and its acquisition subsidiaries are referred to collectively as the “Purchasers”) completed the previously announced acquisition (the “Transaction”) of substantially all of the assets of Renin Corp. and its subsidiaries (collectively, the “Sellers”) for approximately $14.6 million in cash (the “Transaction Consideration”).  The Transaction Consideration is subject to certain potential post-closing adjustments based on the Sellers’ working capital as of the closing and certain contractually provided Seller indemnities.  At the closing, approximately $1.7 million of the Transaction Consideration was placed in escrow pending final determination of the working capital adjustment, if any, and final resolution of any indemnification obligations of the Sellers.    Bluegreen Corporation,  a subsidiary jointly owned 46% by BBX Capital and 54% by BFC through Woodbridge Holdings, LLC, funded approximately $9.4 million of the Transaction Consideration in the form of a term loan and revolver facility to the Purchasers.  The balance of the Transaction Consideration of $5.2 million was funded approximately $4.2 million by BBX Capital and approximately $1.0 million by BFC in accordance with their percentage equity interests in Renin Holdings LLC.  The Transaction Consideration proceeds were used to satisfy certain of the Sellers’ outstanding debt and other liabilities, obligations and expenses.

The Sellers manufacture interior closet doors, wall décor, hardware, and fabricated glass products and operate through headquarters in Canada and four current manufacturing, assembly and distribution facilities in Canada, the United States and the United Kingdom. The acquired assets include, among other things, inventory, trade accounts receivable, property, plant and equipment, and intellectual property and other intangible assets with an estimated carrying value, subject to adjustment, of $23 million.  In addition to acquiring the assets, approximately $9.0 million of certain trade accounts payable and accrued liabilities of the Sellers which represent ordinary course business obligations incurred by the Sellers prior to the closing and certain accrued employee benefits were assumed in the Transaction.

BFC currently owns shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing, in the aggregate, approximately 72% of the total voting power and 52% of the outstanding common stock of BBX Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: November 5, 2013
By: /s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer